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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               HealthStream, Inc.
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             (Exact name of registrant as specified in its charter)


                   Tennessee                                  62-1443555
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    (State of incorporation or organization)               (I.R.S. Employer
                                                           Identification No.)


     209 10th Avenue South, Suite 450
         Nashville, Tennessee                                   37203
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   (Address of principal executive offices)                   (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:  None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-88939 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                           Common Stock, no par value
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                                (Title of Class)





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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the description of the Registrant's common stock, no par value, appearing under the caption "Description of Capital Stock" at pages 51 to 54 in the Registrant's preliminary prospectus, included in the Registrant's Registration Statement on Form S-1 (File No. 333-88939) as filed with the Securities and Exchange Commission on October 13, 1999, as such description may be amended in any preliminary or final prospectus included or deemed to be included in an amendment to the registration statement subsequently filed with the SEC. The registration statement will be declared effective concurrently with this Form 8-A.

ITEM 2. EXHIBITS.

         3.1 Form of Fourth Amended and Restated Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-88939)).

         3.2 Form of Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (333-88939)).

         4.1 Form of certificate representing the common stock, no par value, of HealthStream, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (333-88939)).

         4.2 Article 7 of the Fourth Amended and Restated Charter (included in Exhibit 3.1 to the Registration Statement on Form S-1 (333-88939)).

         4.3      Article 11 of the Amended and Restated Bylaws (included in
                  Exhibit 3.2 to the Registration Statement on Form S-1 (333-88939)).

         4.4 Investors' Rights Agreement, dated April 21, 1999, as amended August 11, 1999, between HealthStream, Inc. and some of its shareholders (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 (333-88939)).






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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                            HealthStream, Inc.


Date:   October 15, 1999


                                            /s/ ROBERT A. FRIST, JR.
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                                            Robert A. Frist, Jr.
                                            Chief Executive Officer







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